Exhibit 10.1

DIAMOND HILL INVESTMENT GROUP, INC.
2014 EQUITY AND CASH INCENTIVE PLAN
The purpose of the Plan is to promote the Company’s long-term financial success and increase shareholder value by motivating performance through incentive compensation. The Plan also is intended to encourage Participants to acquire ownership interests in the Company, attract and retain talented employees and directors and enable Participants to participate in the Company’s long-term growth and financial success.
ARTICLE I
DEFINITIONS
When used in the Plan, the following capitalized words, terms and phrases shall have the meanings set forth in this Article I. For purposes of the Plan, the form of any word, term or phrase shall include any and all of its other forms.
1.1    “Act” shall mean the Securities Exchange Act of 1934, as amended from time to time, or any successor thereto.
1.2    “Affiliate” shall mean any entity with whom the Company would be considered a single employer under Section 414(b) or (c) of the Code, but modified as permitted under any Code section relevant to the purpose for which the definition is applied.
1.3    “Award” shall mean any Nonqualified Stock Option, Incentive Stock Option, Stock Appreciation Right, Restricted Stock, Other Stock-Based Award or Cash-Based Award granted pursuant to the Plan.
1.4    “Award Agreement” shall mean any written or electronic agreement between the Company and a Participant that describes the terms and conditions of an Award. If there is a conflict between the terms of the Plan and the terms of an Award Agreement, the terms of the Plan shall govern.
1.5    “Board” shall mean the Board of Directors of the Company.
1.6    “Cash-Based Award” shall mean a cash Award granted pursuant to Article IX of the Plan.
1.7    “Cause” shall mean, unless otherwise provided in the related Award Agreement or in any employment agreement between the Participant and the Company or any Affiliate or in any other agreement between the Participant and the Company or any Affiliate, a Participant’s: (a) willful and continued failure to substantially perform the Participant’s assigned duties; (b) gross misconduct; (c) breach of any term of any agreement with the Company or any Affiliate, including the Plan and any Award Agreement; (d) conviction of (or plea of no contest or nolo contendere to) (i) a felony or a misdemeanor that originally was charged as a felony but which was subsequently reduced to a misdemeanor through negotiation with the charging entity or (ii) a crime other than a felony, which involves a breach of trust or fiduciary duty owed to the Company, any Affiliate or any client of the Company or any Affiliate; or (e) violation of the Company’s code of conduct, Code of Ethics, Insider Trading Policy or any other policy of the Company or any Affiliate that applies to the Participant. Notwithstanding the foregoing, Cause will not arise solely because the Participant is absent from active employment during periods of vacation, consistent with the Company’s applicable vacation policy, or other period of absence approved by the Company.
1.8    “Change in Control” shall mean, unless otherwise provided in any employment agreement between the Participant and the Company or any Affiliate or in any other agreement between the Participant and the Company or any Affiliate, the occurrence of any of the following:
(a)    Any transaction or series of transactions, whereby any person (as that term is used in Section 13 and 14(d)(2) of the Act), is or becomes the beneficial owner (as that term is used in Section 13(d) of the Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities; provided, that for purposes of this paragraph, the term “person” will exclude (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or an Affiliate, (ii) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership in the Company, and (iii) any venture capital firm or other investor in securities of the Company that first purchases any such securities within the thirty (30) day period following the effective date of the Plan;

(b)    Any merger, consolidation, other corporate reorganization or liquidation of the Company in which the Company is not the continuing or surviving corporation or entity or pursuant to which Shares would be converted into cash, securities, or other property, other than (i) a merger or consolidation with a wholly-owned subsidiary, (ii) a reincorporation of the Company in a different jurisdiction, or (iii) any other transaction in which there is no substantial change in the stockholders of the Company;
(c)    Any merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than fifty percent (50%) of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation, or other reorganization is owned by persons who were not stockholders of the Company immediately prior to such merger, consolidation, or other reorganization;
(d)    The sale, transfer, or other disposition of all or substantially all of the assets of the Company in one transaction or a series of transactions; or
(e)    A change or series of related or unrelated changes in the composition of the Board, during any twenty-four (24) month period beginning on the first anniversary of the effective date of the Plan, as a result of which fewer than fifty percent (50%) of the incumbent directors are directors who either (i) had been directors of the Company on the later of such first anniversary of the effective date of the Plan or the date twenty-four (24) months prior to the date of the event that may constitute a Change of Control (the “Original Directors”) or (ii) were elected, or nominated for election, to the Board with the affirmative votes of a least a majority of the aggregate of the Original Directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved.
Notwithstanding the foregoing, the following transactions will not constitute a “Change of Control”: (i) any transaction the sole purpose of which is to change the state of incorporation of the Company or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction; or (ii) with respect to any Award that is subject to Section 409A of the Code and for which no exception applies, any transaction or event described above that does not also constitute a “change in control event” within the meaning of Section 409A of the Code.
1.9    “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto. Where appropriate, a reference to the Code shall also include the applicable Treasury Regulations and other official guidance promulgated thereunder.
1.10    “Committee” shall mean the Compensation Committee of the Board, which will be comprised of at least two directors, each of whom is an “outside director,” within the meaning of Section 162(m) of the Code, a “non-employee” director within the meaning of Rule 16b-3 under the Act, and an “independent director” under the rules of the exchange on which the Shares are listed.
1.11    “Company” shall mean Diamond Hill Investment Group, Inc., an Ohio corporation, and any successor thereto.
1.12    “Covered Employee” shall mean a “covered employee” within the meaning of Section 162(m) of the Code.
1.13    “Director” shall mean a person who is a member of the Board, excluding any member who is an Employee.
1.14    “Disability” shall mean, with respect to:
(a)    An Incentive Stock Option, “disability” as defined in Section 22(e)(3) of the Code;
(b)    The payment, exercise or settlement of any Award that is (or becomes) subject to Section 409A of the Code (and for which no exception applies): (i) the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; (ii) the Participant is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering Employees of the Participant’s employer; or (iii) the Participant is determined to be totally disabled by the Social Security Administration; and
(c)    A Participant’s right to exercise or receive settlement of any Award or with respect to the payment, exercise or settlement of any Award not described in subsection (a) or (b) of this definition, a Participant’s inability (established by an independent physician selected by the Committee) due to illness, accident or otherwise to perform his or her duties, which is expected to be permanent or for an indefinite duration longer than 12 months.

1.15    “Employee” shall mean any person who is a common law employee of the Company or any Affiliate. A person who is classified as other than a common law employee but who is subsequently reclassified as a common law employee of the Company or any Affiliate for any reason and on any basis shall be treated as a common law employee only from the date that reclassification occurs and shall not retroactively be reclassified as an Employee for any purpose under the Plan.
1.16    “Fair Market Value” shall mean the value of one Share on any relevant date, determined under the following rules:
(a)    If the Shares are traded on an exchange, the reported “closing price” on the relevant date if it is a trading day, otherwise on the next trading day;
(b)    If the Shares are traded over-the-counter with no reported closing price, the mean between the lowest bid and the highest asked prices on that quotation system on the relevant date if it is a trading day, and if the relevant date is not a trading day, then on the next trading day; or
(c)    If neither (a) nor (b) applies, (i) with respect to Options, Stock Appreciation Rights and any Award that is subject to Section 409A of the Code, the value as determined by the Committee through the reasonable application of a reasonable valuation method, taking into account all information material to the value of the Company, within the meaning of Section 409A of the Code, and (ii) with respect to all other Awards, the fair market value as determined by the Committee in good faith.
1.17    “Incentive Stock Option” shall mean an Option that is intended to meet the requirements of Section 422 of the Code.
1.18    “Nonqualified Stock Option” shall mean an Option that is not intended to be an Incentive Stock Option.
1.19    “Option” shall mean an option to purchase Shares which is granted pursuant to Article V of the Plan. An Option may be either an Incentive Stock Option or a Nonqualified Stock Option.
1.20    “Other Stock-Based Award” shall mean an Award granted pursuant to Article VIII of the Plan.
1.21    “Participant” shall mean an Employee or Director who is granted an Award under the Plan.
1.22    “Performance-Based Award” shall mean an Award described in Article X of the Plan.
1.23    “Performance Criteria” shall mean: (a) with respect to a Participant who is or is likely to be a Covered Employee, the performance criteria described in Section 10.2(a) of the Plan; and (b) with respect to any other Participant, any performance criteria determined by the Committee in its sole discretion.
1.24    “Plan” shall mean the Diamond Hill Investment Group, Inc. 2014 Equity and Cash Incentive Plan, as set forth herein and as may be amended from time to time.
1.25    “Preexisting Plan” shall mean the Diamond Hill Investment Group, Inc. 2011 Equity and Cash Incentive Plan. Upon approval of the Plan by the Company’s shareholders, no further awards will be issued under the Preexisting Plan, although the Preexisting Plan will remain in effect after the Company’s shareholders approve the Plan for purposes of determining any grantee’s right to awards issued under the Preexisting Plan before that date.
1.26    “Restricted Stock” shall mean an Award granted pursuant to Article VII of the Plan under which a Participant is issued Shares which are subject to specified restrictions on vesting and transferability.
1.27    “Retirement” shall mean, unless otherwise provided in the related Award Agreement or in any employment agreement between the Participant and the Company or any Affiliate or in any other agreement between the Participant and the Company or any Affiliate, a Participant’s voluntary termination of employment that is determined to constitute a “retirement” by the Board.
1.28    “Shares” shall mean the common shares, without par value, of the Company or any security of the Company issued in satisfaction, exchange or in place of these shares.
1.29    “Stock Appreciation Right” shall mean an Award granted pursuant to Article VI of the Plan.
1.30    “Subsidiary” shall mean with respect to an Incentive Stock Option, a “subsidiary corporation” as defined under Section 424(f) of the Code.

ARTICLE II
SHARES SUBJECT TO THE PLAN
2.1    Number of Shares Available for Awards. Subject to this Article II, the aggregate number of Shares with respect to which Awards may be granted under the Plan shall be 600,000, all of which may be granted with respect to Incentive Stock Options. The Shares may consist, in whole or in part, of treasury Shares, authorized but unissued Shares not reserved for any other purpose or Shares purchased by the Company or an independent agent in either a private transaction or in the open market. Subject to this Article II, upon the grant of an Award, the number of Shares available for issuance under the Plan shall be reduced by an amount equal to the number of Shares subject to such Award, and any Shares underlying such an Award that become available for future grant under the Plan pursuant to Section 2.2 shall be added back to the Plan in an amount equal to the number of Shares subject to such an Award that become available for future grant under the Plan pursuant to Section 2.2.
2.2    Share Usage. In addition to the number of Shares provided for in Section 2.1, the following Shares shall be available for Awards under the Plan: (a) Shares covered by an Award that expires or is forfeited, canceled, surrendered or otherwise terminated without the issuance of such Shares; (b) Shares covered by an Award that is settled only in cash or for less than the full number of Shares subject to the Award; (c) Shares granted through the assumption of, or in substitution for, outstanding awards granted by a company to individuals who become Employees or Directors as the result of a merger, consolidation, acquisition or other corporate transaction involving such company and the Company or any of its Affiliates; (d) any Shares from awards exercised for or settled in vested and nonforfeitable Shares that are later returned to the Company pursuant to any compensation recoupment policy, provision or agreement; and (e) any Shares surrendered upon exercise of an Award as payment of the applicable exercise price or withheld to satisfy any applicable taxes.
2.3    Fiscal Year Limits. Subject to Section 2.4 and unless and until the Committee determines that an Award to a Covered Employee shall not be designated as “qualified performance-based compensation” under Section 162(m) of the Code, during any fiscal year of the Company, the Committee may not grant to any Participant: (a) Options covering more than 100,000 Shares; (b) Stock Appreciation Rights covering more than 100,000 Shares; (c) more than 100,000 Shares of Restricted Stock; (d) Other Stock-Based Awards covering more than 100,000 Shares; (e) Cash-Based Awards with a value in excess of $5,000,000; (f) Performance-Based Awards that are to be settled in Shares covering more than 100,000 Shares; and (g) Performance-Based Awards that are to be settled in cash in excess of $5,000,000.
2.4    Adjustments. In the event of any Share dividend, Share split, recapitalization (including payment of an extraordinary dividend), merger, reorganization, consolidation, combination, spin-off, distribution of assets to shareholders, exchange of Shares or any other change affecting the Shares, the Committee shall make such substitutions and adjustments, if any, as it deems equitable and appropriate to: (a) the aggregate number of Shares that may be issued under the Plan; (b) any Share-based limits imposed under the Plan; and (c) the exercise price, number of Shares and other terms or limitations applicable to outstanding Awards. Notwithstanding the foregoing, an adjustment pursuant to this Section 2.4 shall be made only to the extent such adjustment complies, to the extent applicable, with Section 409A of the Code.
ARTICLE III
ADMINISTRATION
3.1    In General. The Plan shall be administered by the Committee. The Committee shall have full power and authority to: (a) interpret the Plan and any Award Agreement; (b) establish, amend and rescind any rules and regulations relating to the Plan; (c) select Participants; (d) establish the terms and conditions of any Award consistent with the terms and conditions of the Plan, including when the Award may vest and, if applicable, be exercised, the acceleration of any such dates and the expiration of the Award; and (e) make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan shall be made in the Committee’s sole and absolute discretion and shall be final, conclusive and binding on all persons.
3.2    Delegation of Duties. In its sole discretion, the Committee may delegate any ministerial duties associated with the Plan to any person (including Employees) it deems appropriate; provided, however, that the Committee may not delegate (a) any duties that it is required to discharge to comply with Section 162(m) of the Code or any other applicable law; (b) its authority to grant Awards to any Participant who is subject to Section 16 of the Act; and (c) its authority under any equity award granting policy of the Company that may be in effect from time to time.
ARTICLE IV
ELIGIBILITY

4.1    Eligibility. The Committee may designate any Employee or Director as a Participant for purposes of receiving an Award under the Plan. Notwithstanding the foregoing, (a) any Non-Qualified Stock Option or Award subject to Section 409A of the Code may be granted to Employees or Directors of Affiliates only to the extent consistent with Section 409A of the Code; and (b) only Employees of the Company or a Subsidiary may be granted an Incentive Stock Option.
4.2    Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from among all eligible individuals, those to whom Awards will be granted and will determine the nature and amount of each Award. No individual will have any right to be granted an Award pursuant to this Plan.
ARTICLE V
OPTIONS
5.1    Grant of Options. Subject to the terms and conditions of the Plan, Options may be granted to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion.
5.2    Award Agreement. Each Option shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the Option, the number of Shares covered by the Option, the conditions upon which the Option shall become vested and exercisable and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan. The Award Agreement also shall specify whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.
5.3    Exercise Price. The exercise price per Share of an Option shall be determined by the Committee at the time the Option is granted; provided, however, that in no event shall the exercise price per Share of any Option be less than 100% of the Fair Market Value of a Share on the date of grant.
5.4    Term. The term of an Option shall be determined by the Committee; provided, however, that in no event shall the term of any Option exceed ten years from its date of grant.
5.5    Exercisability. Options shall become exercisable at such times and upon such terms and conditions as shall be determined by the Committee. Such terms and conditions may include, without limitation, the satisfaction of (a) performance goals based on one or more Performance Criteria; and (b) time-based vesting requirements.
5.6    Exercise of Options. Except as otherwise provided in the Plan or in a related Award Agreement, an Option may be exercised for all or any portion of the Shares for which it is then exercisable. An Option shall be exercised by the delivery of a notice of exercise to the Company or its designee in a form specified by the Committee which sets forth the number of Shares with respect to which the Option is to be exercised and full payment of the exercise price for such Shares. The exercise price of an Option may be paid: (a) in cash or its equivalent; (b) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the aggregate exercise price; provided that such Shares had been held for at least six months or such other period required to obtain favorable accounting treatment and to comply with the requirements of Section 16 of the Act; (c) by a cashless exercise (including by withholding Shares deliverable upon exercise and through a broker-assisted arrangement to the extent permitted by applicable law); (d) by a combination of the methods described in clauses (a), (b) and/or (c); or (e) through any other method approved by the Committee in its sole discretion. As soon as practicable after receipt of the notification of exercise and full payment of the exercise price, the Company shall cause the appropriate number of Shares to be issued to the Participant.
5.7    Special Rules Applicable to Incentive Stock Options. Notwithstanding any other provision in the Plan to the contrary:
(a)    The terms and conditions of Incentive Stock Options shall be subject to and comply with the requirements of Section 422 of the Code.
(b)    The aggregate Fair Market Value of the Shares (determined as of the date of grant) with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Subsidiaries) may not be greater than $100,000 (or such other amount specified in Section 422 of the Code), as calculated under Section 422 of the Code.
(c)    No Incentive Stock Option shall be granted to any Participant who, at the time the Incentive Stock Option is granted, owns shares possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary, unless (i) the exercise price of such Incentive Stock Option is at least 110% of the Fair Market Value of a Share on the date the Incentive Stock Option is granted and (ii) the date on which such Incentive Stock Option will expire is not later than five years from the date the Incentive Stock Option is granted.
ARTICLE VI
STOCK APPRECIATION RIGHTS
6.1    Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, Stock Appreciation Rights may be granted to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion.
6.2    Award Agreement. Each Stock Appreciation Right shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the Stock Appreciation Right, the number of Shares covered by the Stock Appreciation Right, the conditions upon which the Stock Appreciation Right shall become vested and exercisable and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan.
6.3    Exercise Price. The exercise price per Share of a Stock Appreciation Right shall be determined by the Committee at the time the Stock Appreciation Right is granted; provided, however, that in no event shall the exercise price per Share of any Stock Appreciation Right be less than 100% of the Fair Market Value of a Share on the date of grant.
6.4    Term. The term of a Stock Appreciation Right shall be determined by the Committee; provided however, that in no event shall the term of any Stock Appreciation Right exceed ten years from its date of grant.
6.5    Exercisability of Stock Appreciation Rights. A Stock Appreciation Right shall become exercisable at such times and upon such terms and conditions as may be determined by the Committee. Such terms and conditions may include, without limitation, the satisfaction of (a) performance goals based on one or more Performance Criteria; and (b) time-based vesting requirements.
6.6    Exercise of Stock Appreciation Rights. Except as otherwise provided in the Plan or in a related Award Agreement, a Stock Appreciation Right may be exercised for all or any portion of the Shares for which it is then exercisable. A Stock Appreciation Right shall be exercised by the delivery of a notice of exercise to the Company or its designee in a form specified by the Committee which sets forth the number of Shares with respect to which the Stock Appreciation Right is to be exercised. Upon exercise, a Stock Appreciation Right shall entitle a Participant to an amount equal to (a) the excess of (i) the Fair Market Value of a Share on the exercise date over (ii) the exercise price per Share, multiplied by (b) the number of Shares with respect to which the Stock Appreciation Right is exercised. A Stock Appreciation Right may be settled in full Shares, cash or a combination thereof, as specified by the Committee in the related Award Agreement.
ARTICLE VII
RESTRICTED STOCK
7.1    Grant of Restricted Stock. Subject to the terms and conditions of the Plan, Shares of Restricted Stock may be granted to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion.
7.2    Award Agreement. Each Restricted Stock Award shall be evidenced by an Award Agreement that shall specify the number of Shares of Restricted Stock, the restricted period(s) applicable to the Shares of Restricted Stock, the conditions upon which the restrictions on the Shares of Restricted Stock will lapse and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan.
7.3    Terms, Conditions and Restrictions.
(a)    The Committee shall impose such other terms, conditions and/or restrictions on any Shares of Restricted Stock as it may deem advisable, including, without limitation, a requirement that the Participant pay a purchase price for each Share of Restricted Stock, restrictions based on the achievement of specific performance goals (which may be based on one or more Performance Criteria), time-based restrictions, holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock. Notwithstanding the foregoing, subject to Sections 2.3(h) and Article XII of the Plan or as described in the related Award Agreement in connection with a Participant’s death, termination due to Disability and/or Retirement, no condition on vesting of a Restricted Stock Award that is based upon achievement of specified performance goals shall be based on performance over a period of less than one year.

(b)    To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all terms, conditions and/or restrictions applicable to such Shares have been satisfied or lapse.
(c)    Unless otherwise provided in the related Award Agreement or required by applicable law or as determined by the Committee, the restrictions imposed on Shares of Restricted Stock shall lapse upon the expiration or termination of the applicable restricted period and the satisfaction of any other applicable terms and conditions.
7.4    Rights Associated with Restricted Stock during Restricted Period. During any restricted period applicable to Shares of Restricted Stock:
(a)    Such Shares of Restricted Stock may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated.
(b)    Unless otherwise provided in the related Award Agreement: (i) the Participant shall be entitled to exercise full voting rights associated with such Shares of Restricted Stock; and (ii) the Participant shall be entitled to all dividends and other distributions paid with respect to such Shares of Restricted Stock during the restricted period; provided, however, that receipt of any such dividends or other distributions will be subject to the same terms and conditions as the Shares of Restricted Stock with respect to which they are paid.
ARTICLE VIII
OTHER STOCK-BASED AWARDS
8.1    Grant of Other Stock-Based Awards. Subject to the terms and conditions of the Plan, Other Stock-Based Awards may be granted to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion. Other Stock-Based Awards are Awards that are valued in whole or in part by reference to, or otherwise based on the Fair Market Value of, the Shares, and shall be in such form as the Committee shall determine, including without limitation, (a) unrestricted Shares or (b) time-based or performance-based restricted stock units that are settled in Shares and/or cash. Notwithstanding the foregoing, subject to Sections 2.3(h) and Article XII of the Plan or as described in the related Award Agreement in connection with a Participant’s death, termination due to Disability and/or Retirement, no condition on vesting of an Other Stock-Based Award that is based upon achievement of specified performance goals shall be based on performance over a period of less than one year and no condition on vesting of an Other Stock-Based Award that is based upon continued employment or the passage of time shall provide for vesting in full of the Other Stock-Based Award more quickly than in pro rata installments over three years from the date of grant of the Award.
8.2    Award Agreement. Each Other Stock-Based Award shall be evidenced by an Award Agreement that shall specify the terms and conditions upon which the Other Stock-Based Award shall become vested, if applicable, the time and method of settlement, the form of settlement and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan.
8.3    Form of Settlement. An Other Stock-Based Award may be settled in full Shares, cash or a combination thereof, as specified by the Committee in the related Award Agreement.
8.4    Dividend Equivalents. Awards of Other Stock-Based Awards may provide the Participant with dividend equivalents, as determined by the Committee in its sole discretion and set forth in the related Award Agreement.
ARTICLE IX
CASH-BASED AWARDS
Subject to the terms and conditions of the Plan, Cash-Based Awards may be granted to Participants in such amounts and upon such other terms and conditions as shall be determined by the Committee in its sole discretion. Each Cash-Based Award shall be evidenced by an Award Agreement that shall specify the payment amount or payment range, the time and method of settlement and the other terms and conditions, as applicable, of such Award which may include, without limitation, performance objectives.
ARTICLE X
PERFORMANCE-BASED AWARDS

10.1    In General. Awards may be granted as Performance-Based Awards that are deductible by the Company under Section 162(m) of the Code. As determined by the Committee in its sole discretion, the grant, vesting, exercisability and/or settlement of any Performance-Based Award shall be conditioned on the attainment of performance goals based upon one or more Performance Criteria during a performance period established by the Committee. Any such Award must meet the requirements of this Article X.
10.2    Performance Criteria.
(a)    For purposes of the Plan, the “Performance Criteria” for Participants who are or are likely to be Covered Employees are as follows:

(i)	Operating profit, including operating profit margins;

(ii)	Earnings per share (i.e., net income divided by a weighted average number of shares of Stock outstanding and dilutive common equivalent shares deemed outstanding);

(iii)	Net income;

(iv)	Investment performance of the Company’s investment strategies (collectively or single strategy, individually);

(v)	Operating income (i.e., income from operations excluding unusual items);

(vi)	Calculation of the Company’s intrinsic value;

(vii)	Return on equity (i.e., net income divided by average shareholders’ equity);

(viii)	Return on sales (i.e., operating income before incentive compensation divided by revenue); and

(ix)	Revenue (i.e., net sales).
(b)    Performance Criteria may relate to the individual Participant, the Company, one or more of its Affiliates or one or more of their respective divisions or business units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, in each case, as determined by the Committee in its sole discretion.
10.3    Establishment of Performance Goals. With respect to Performance-Based Awards for Participants who are or are likely to be Covered Employees, the Committee shall establish: (a) the applicable performance goals and performance period and (b) the formula for computing the Performance-Based Award. Such terms and conditions shall be established in writing while the outcome of the applicable performance period is substantially uncertain, but in no event later than the earlier of: (i) 90 days after the beginning of the applicable performance period; or (ii) the expiration of 25% of the applicable performance period.
10.4    Certification of Performance. With respect to Performance-Based Awards for Participants who are or are likely to be Covered Employees, the Committee shall certify in writing whether the applicable performance goals and other material terms imposed on such Performance-Based Awards have been satisfied, and, if they have, ascertain the amount of the applicable Performance-Based Award. No such Performance-Based Award shall vest, become exercisable and/or be settled, as the case may be, until the Committee makes this certification.
10.5    Modifying Performance-Based Awards. To the extent consistent with Section 162(m) of the Code, performance goals relating to such Performance-Based Awards may be calculated without regard to extraordinary items or adjusted, as the Committee deems equitable, in recognition of unusual or non-recurring events affecting the Company and/or its Affiliates or changes in applicable tax laws or accounting principles.
10.6    Negative Discretion. In the Committee’s sole discretion, the amount of a Performance-Based Award actually paid to a Participant may be less than the amount determined by the applicable performance goal formula.
ARTICLE XI
TERMINATION OF EMPLOYMENT OR SERVICE

11.1    Effect of Termination of Employment or Service. With respect to each Award granted under the Plan, the Committee shall, subject to the terms and conditions of the Plan, determine the extent to which the Award shall vest and the extent to which the Participant shall have the right to exercise and/or receive settlement of the Award on or following the Participant’s termination of employment or services with the Company and/or any Affiliate. Such provisions shall be determined in the sole discretion of the Committee at any time prior to or after such termination, shall be included in the related Award Agreement or an amendment thereto, need not be uniform among all Awards granted under the Plan and may reflect distinctions based on the reasons for termination.
11.2    Default Provisions. If the Award Agreement does not specify the effect of a Participant’s termination of employment or services with the Company and/or any Affiliate on the vesting, exercisability and/or settlement of Awards, the following provisions shall apply:
(a)    Death, Disability or Retirement. In the event of a Participant’s death, Disability or Retirement: (i) all exercisable Awards may be exercised for the remainder of the term of such Award (provided, however, that any Incentive Stock Option that is not exercised within 12 months following the Participant’s death , Disability or Retirement will be treated as a Nonqualified Stock Option); (ii) a pro rata portion of all unvested Awards shall vest, as determined by the Committee in its sole discretion, based on the amount of time elapsed during the vesting period prior to the date of death, Disability or Retirement, or the attainment of the performance objectives or Performance Goals, as applicable, over the portion of the Performance Period elapsed as of the date of death, Disability or Retirement; and (iii) all unvested Awards that do not vest pursuant to this Section 11.2(a) shall terminate and be forfeited as of the date of death, Disability or Retirement.
(b)    Termination for Cause. If a Participant is terminated for Cause, all Awards, whether or not vested and/or exercisable, shall terminate and be forfeited as of the date of termination.
(c)    Other Termination. If a Participant terminates for any other reason: (i) all exercisable Awards may be exercised for the remainder of the term of such Award (provided, however, that any Incentive Stock Option that is not exercised within three months following the Participant’s termination will be treated as a Nonqualified Stock Option); and (ii) all unvested Awards shall terminate and be forfeited as of the date of termination.
Notwithstanding the foregoing, in no event shall any Performance-Based Award granted to a Covered Employee that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code, be settled or become exercisable in full, upon the termination of employment of the Covered Employee without regard to the satisfaction of the related Performance Criteria.
ARTICLE XII
CHANGE IN CONTROL
12.1    In General. Except as otherwise provided in the related Award Agreement, in the event of a Change in Control, all outstanding Awards shall become immediately vested and exercisable and the Committee, in its sole discretion, may take such actions, if any, as it deems necessary or desirable with respect to any such Awards, including, without limitation: (a) by providing for a cash payment in exchange for the cancellation of an Award; or (b) the issuance of substitute Awards that substantially preserve the value, rights and benefits of any affected Awards. Any action relating to an Award that is subject to Section 409A of the Code shall be consistent with the requirements thereof.
12.2    Effect of Section 280G of the Code. Unless specified otherwise in the associated Award Agreement or in another written agreement between the Participant and the Company or any Affiliate, if the Company concludes that any payment or benefit due to a Participant under the Plan, when combined with any other payment or benefit due to the Participant from the Company or any other entity (collectively, the “Payor”), would be considered a “parachute payment” within the meaning of Section 280G of the Code, the Payor will reduce the payments and benefits due to the Participant under the Plan to $1.00 less than the amount that would otherwise be considered a “parachute payment” within the meaning of Section 280G of the Code. Any reduction pursuant to this Section 12.2 shall be made in accordance with Section 409A of the Code and the Treasury Regulations promulgated thereunder.
ARTICLE XIII
AMENDMENT OR TERMINATION OF THE PLAN
13.1    In General. The Board or the Committee may amend or terminate the Plan at any time; provided, however, that no amendment or termination shall be made without the approval of the Company’s shareholders to the extent that (a) the amendment materially increases the benefits accruing to Participants under the Plan, (b) the amendment materially increases the aggregate number of Shares authorized for grant under the Plan (excluding an increase in the number of Shares that may be issued under the Plan as a result of Section 2.4), (c) the amendment materially modifies the requirements as to eligibility for participation in the Plan, or (d) such approval is required by any law, regulation or stock exchange rule.
13.2    Repricing. Except for adjustments made pursuant to Section 2.4 of the Plan, in no event may the Board or the Committee amend the terms of an outstanding Award to reduce the exercise price of an outstanding Option or Stock Appreciation Right or cancel an outstanding Option or Stock Appreciation Right in exchange for cash, other Awards or Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Option or Stock Appreciation Right without shareholder approval.
ARTICLE XIV
TRANSFERABILITY
14.1    Non-Transferability. Except as described in Section 14.2 or as provided in a related Award Agreement, an Award may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, except by will or the laws of descent and distribution and, during a Participant’s lifetime, may be exercised only by the Participant or the Participant’s guardian or legal representative. Notwithstanding any provision contained in this Article XIV, no Award may be transferred by a Participant for value or consideration.
14.2    Beneficiary. Unless otherwise specifically designated by the Participant in writing, a Participant’s beneficiary under the Plan shall be the Participant’s spouse or, if no spouse survives the Participant, the Participant’s estate.
ARTICLE XV
MISCELLANEOUS
15.1    No Right to Continued Service or to Awards. The granting of an Award under the Plan shall impose no obligation on the Company or any Affiliate to continue the employment or services of a Participant or interfere with or limit the right of the Company or any Affiliate to terminate the services of any Employee or Director at any time. In addition, no Employee or Director `shall have any right to be granted any Award, and there is no obligation for uniformity of treatment of Participants. The terms and conditions of Awards and the Committee’s interpretations and determinations with respect thereto need not be the same with respect to each Participant.
15.2    Tax Withholding.
(a)    The Company or an Affiliate, as applicable, shall have the power and the right to deduct, withhold or collect any amount required by law or regulation to be withheld with respect to any taxable event arising with respect to an Award granted under the Plan. This amount may, as determined by the Committee in its sole discretion, be (i) withheld from other amounts due to the Participant, (ii) withheld from the value of any Award being settled or any Shares being transferred in connection with the exercise or settlement of an Award, (iii) withheld from the vested portion of any Award (including the Shares transferable thereunder), whether or not being exercised or settled at the time the taxable event arises, (iv) collected directly from the Participant, or (v) satisfied through any combination of the methods described above.
(b)    Subject to the approval of the Committee, a Participant may elect to satisfy the withholding requirement, in whole or in part, by having the Company or an Affiliate, as applicable, withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction; provided that such Shares would otherwise be distributable to the Participant at the time of the withholding and if such Shares are not otherwise distributable at the time of the withholding, provided that the Participant has a vested right to distribution of such Shares at such time. All such elections shall be irrevocable and made in writing and shall be subject to any terms and conditions that the Committee, in its sole discretion, deems appropriate.
15.3    Requirements of Law. The grant of Awards and the issuance of Shares shall be subject to all applicable laws, rules and regulations (including applicable federal and state securities laws) and to all required approvals of any governmental agencies or national securities exchange, market or other quotation system. Without limiting the foregoing, the Company shall have no obligation to issue Shares under the Plan prior to: (a) receipt of any approvals from any governmental agencies or national securities exchange, market or quotation system that the Committee deems necessary; and (b) completion of registration or other qualification of the Shares under any applicable federal or state law or ruling of any governmental agency that the Committee deems necessary.
15.4    Legends. Certificates for Shares delivered under the Plan may be subject to such share transfer orders and other restrictions that the Committee deems advisable under the rules, regulations and other requirements of the Securities and Exchange

Commission, any stock exchange or other recognized market or quotation system upon which the Shares are then listed or traded, or any other applicable federal or state securities law. The Committee may cause a legend or legends to be placed on any certificates issued or stop orders imposed on Shares under the Plan to make appropriate reference to restrictions within the scope of this Section 15.4.
15.5    Uncertificated Shares. To the extent that the Plan provides for the issuance of certificates to reflect the transfer of Shares, the transfer of Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.
15.6    Governing Law. The Plan and all Award Agreements shall be governed by and construed in accordance with the laws of (other than laws governing conflicts of laws) the State of Ohio.
15.7    No Impact on Benefits. Awards are not compensation for purposes of calculating a Participant’s rights under any employee benefit plan that does not specifically require the inclusion of Awards in calculating benefits.
15.8    Rights as a Shareholder. Except as otherwise provided in the Plan or in a related Award Agreement, a Participant shall have none of the rights of a shareholder with respect to Shares covered by an Award unless and until the Participant becomes the record holder of such Shares.
15.9    Successors and Assigns. The Plan shall be binding on all successors and assigns of the Company and each Participant, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.
15.10    Section 409A of the Code.
(a)    Awards granted pursuant to the Plan that are subject to Section 409A of the Code, or that are subject to Section 409A but for which an exception from Section 409A of the Code applies, are intended to comply with or be exempt from Section 409A of the Code, and the Plan shall be interpreted, administered and operated accordingly.
(b)    If a Participant is determined to be a “specified employee” (within the meaning of Section 409A of the Code and as determined under the Company’s policy for determining specified employees), the Participant shall not be entitled to payment or to distribution of any portion of an Award that is subject to Section 409A of the Code (and for which no exception applies) and is payable or distributable on account of the Participant’s “separation from service” (within the meaning of Section 409A of the Code) until the expiration of six months from the date of such separation from service (or, if earlier, the Participant’s death). Such Award, or portion thereof, shall be paid or distributed on the first business day of the seventh month following such separation from service.
(c)    Nothing in the Plan shall be construed as an entitlement to or guarantee of any particular tax treatment to a Participant, and none of the Company, its Affiliates, the Board or the Committee shall have any liability with respect to any failure to comply with the requirements of Section 409A of the Code.
15.11    Savings Clause. In the event that any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
ARTICLE XVI
EFFECTIVE DATE AND TERM OF THE PLAN
The effective date of the Plan shall be the date on which the Plan is approved by the Company’s shareholders and the Plan shall terminate and no Awards may be granted after the tenth anniversary of this date. Notwithstanding the foregoing, no Incentive Stock Options shall be granted more than ten years after the date the Plan is approved by the Board. The termination of the Plan shall not preclude the Company from complying with the terms of Awards outstanding on the date the Plan terminates.